CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS
We consent to the use of our report dated March 18, 1999, included in the Annual Report on Form 10-KSB of R.H. Phillips, Inc. for the year ended December 31, 1998, with respect to the financial statements, as amended, included in this Form 10-KSB/A.
                         //s//ERNST & YOUNG LLP
Sacramento, California
March 24, 2000